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                                                                      Exhibit 23



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated December 11, 2003 relating to the financial statements and financial statement schedule of Keithley Instruments, Inc., which appear in Keithley Instruments, Inc.'s Annual Report on Form 10-K for the year ended September 30, 2003.

We also consent to the incorporation by reference in this Registration Statement of our report dated June 11, 2004 relating to the financial statements of the Keithley Instruments, Inc. Retirement Savings Trust and Plan, which appears in the Annual Report of the Keithley Instruments, Inc. Retirement Savings Trust and Plan on Form 11-K for the year ended December 31, 2003.

PricewaterhouseCoopers LLP

Cleveland, Ohio
August 6, 2004



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